EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-18231 and 333-31811) of Embrex, Inc.,

(2)	Registration Statement (Form S-8 No. 333-105924) pertaining to the Embrex, Inc. Amended and Restated Employee Stock Purchase Plan and Amended and Restated Non-U.S. Employee Stock Purchase Plan, and

(3)	Registration Statements (Form S-8 Nos. 33-51582, 33-63318, 333-04109, 333-42676, 333-56279, and 333-91304) pertaining to the Embrex, Inc. Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan;

of our reports dated March 6, 2006, with respect to the consolidated financial statements and schedule of Embrex, Inc., Embrex, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Embrex, Inc. included in this Annual Report (Form 10-K) of Embrex, Inc.

/s/ Ernst & Young LLP

Raleigh, North Carolina

March 6, 2006